As filed with the Securities and Exchange Commission on May 2, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	22-1831409
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George Bee

Chief Executive Officer and President

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Boonstra

Davis Graham & Stubbs LLP

3400 Walnut Street, Suite 700

Denver, Colorado 80205

(303) 892-9400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	A base prospectus, which covers the offering, issuance, and sale by us of up to $150,000,000 of our common stock, preferred stock, warrants and/or units; and

●	A warrant share prospectus for the offering, issuance, and sale to the holders of the following previously issued and outstanding warrants of up to 2,416,220 shares of our common stock upon the exercise of such warrants: (i) warrants to purchase up to 192,370 shares (with an exercise price of $8.00) issued pursuant to the prospectus supplement dated February 14, 2022 and filed on February 16, 2022; (ii) warrants to purchase up to 625,000 shares (with an exercise price of $6.16, as amended on April 10, 2023) issued pursuant to the prospectus supplement dated March 15, 2022 and filed on March 17, 2022; (iii) warrants to purchase up to 870,000 shares (with an exercise price of $6.16) issued pursuant to the prospectus supplement dated April 4, 2023 and filed on April 6, 2023; and (iv) warrants to purchase up to 728,850 shares (with an exercise price of $9.50) issued pursuant to the prospectus supplement dated November 27, 2024 and filed on November 29, 2024. The warrant shares described in clauses (i) and (ii) above were previously registered pursuant to the registration statement on Form S-3 (File No. 333-253165), which became effective on February 25, 2021 and was superseded by the registration statement on Form S-3 (File No. 333-262415), which became effective on May 12, 2022 (the “2022 Registration Statement”), but these warrant shares were not registered under the 2022 Registration Statement. The warrant shares described in clauses (iii) and (iv) above were previously registered pursuant to the 2022 Registration Statement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The warrant share prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2025

PROSPECTUS

U.S. Gold Corp.

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $150,000,000.

This prospectus provides a general description of these securities and the general manner in which these securities may be offered. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to offer and sell or solicit an offer to buy the securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings. We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “USAU.” On May 1, 2025, the last reported sale price of our common stock as reported on the Nasdaq was $10.24 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 herein and included in any accompanying prospectus supplement and in the information incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, U.S. Gold Corp and, where the context requires, our subsidiaries (collectively, “we,” “us,” “U.S. Gold” or the “Company”) may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and attach it to this prospectus. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent any statement made in a prospectus supplement or a document incorporated by reference herein after the date hereof is inconsistent with the statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or the incorporated document.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the content of the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement to which this prospectus is a part and you may obtain copies of those documents as described later in this prospectus under the heading “Where You Can Find More Information.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus, any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 4 in this prospectus and the documents incorporated by reference under “Incorporation of Certain Information by Reference” on page 17 of this prospectus.

Overview

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S.-focused gold exploration and development company. While we are an exploration and development company that owns certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone Project in Nevada and the Challis Gold Project in Idaho, most of our recent activity has focused on moving the CK Gold Project along the development pathway.

The Company’s CK Gold Project’s property contains proven and probable mineral reserves and accordingly is classified as a development stage property, as defined in subpart 1300 of Regulation S-K (“S-K 1300”) promulgated by the SEC. None of the Company’s other properties contain proven and probable mineral reserves and all activities are exploratory in nature. We do not currently have any revenue-producing activities.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number at that address is (800) 557-4550. Our web site address is www.usgoldcorp.com. Information on our website is not incorporated in this prospectus supplement and is not part of this prospectus supplement, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation, was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

The Securities We May Offer

We may offer up to $150,000,000 of common stock, preferred stock, warrants and/or units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors (the “Board”) out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

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Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Our Board will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at your option or both and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks. In addition, the prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, together with all other information appearing in or incorporated by reference into this prospectus or the applicable prospectus supplement, before deciding whether to purchase any securities being offered. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risk Factors Related to our Business

Global and regional political and economic conditions could adversely impact the Company’s business.

Political and economic shifts, both domestic and international, may create uncertainty and pose risks to the Company’s operations. Policies related to populism, protectionism, economic nationalism, and attitudes toward multinational corporations could result in regulatory changes, trade barriers, or investment restrictions. Additionally, international trade disputes-including tariffs, counter-tariffs, export controls, sanctions, and currency regulations-may increase costs and disrupt supply chain, operating model, and customer relationships.

Further, market volatility, driven by shifts in U.S. and foreign trade policies, fluctuating interest rates, or currency controls may affect gold prices, capital availability, and investor confidence. Even the perception of these risks could lead to reduced investment, higher production costs, and operational challenges. If such trends continue, they may have a material adverse effect on the business and financial performance.

Risk Factors Related to this Offering and our Common Stock

Resales of our common stock in the public market following an offering may cause the trading price to fall.

Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. An offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following an offering, the trading price of our common stock could fall.

If you purchase our common stock in an offering, you may experience immediate dilution.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in an offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements may include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of the factors set forth in, or incorporate by reference in this report, including:

●	deviations from the projections set forth in the prefeasibility study for the CK Gold Project due to unanticipated variations in grade, unexpected challenges with potential mining of the deposit, volatility in commodity prices, variations in expected recoveries, increases in projected operating or capital costs, or delays in our permitting plans;

●	mining exploration and development risks, including risks related to regulatory approvals, operational hazards and accidents, equipment breakdowns, contractor disputes, contractual disputes related to exploration properties and other unanticipated difficulties;

●	the strength of the world economies;

●	competition in the gold and precious minerals mining industries;

●	fluctuations in interest rates and inflation rates;

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	future adverse legislation regarding the mining industry and climate change;

●	the impact of geopolitical events and other uncertainties, such as the conflicts in Ukraine and the Middle East;

●	current and future political and economic factors in the United States and China and the relationship between the two countries;

●	our ability to maintain compliance with Nasdaq listing standards;

●	volatility in the market price of our common stock;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our ability to raise the necessary capital required to continue our business on terms acceptable to us or at all;

●	our expected cash needs and the availability and plans with respect to future financing;

●	our ability to maintain the adequacy of internal control over financial reporting;

●	adverse technological changes and cybersecurity threats;

●	our ability to retain key management and mining personnel necessary to operate and grow our business successfully; and

●	other factors detailed in the section entitled “Risk Factors” in any post-effective amendment or prospectus supplement hereto, our Annual Report on Form 10-K for the year ended April 30, 2024 and from time to time in other periodic reports we file with the SEC or in other documents that we publicly disseminate.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

Unless we specify another use in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes and working capital. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid.

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DESCRIPTION OF CAPITAL STOCK

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as amended, any certificates of designation for our preferred stock, and our amended and restated bylaws, as may be amended from time to time. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have authorized 200,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share. As of May 1, 2025, there were 12,692,784 shares of our common stock issued and outstanding, and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

The transfer agent and registrar for our common stock is Equity Stock Transfer, LLC. Its address is 237 West 37th Street, Suite 602, New York, New York 10018. Our common stock is listed on the NASDAQ under the symbol “USAU.”

Preferred Stock

The Board is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Board, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our Board may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, the Board is required by the Nevada Revised Statutes and our articles of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

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●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our Board, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation and any certificates of designation that our Board may adopt.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants.

Although our Board has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Nevada Anti-Takeover Law, Provisions of our Certificate of Incorporation and Bylaws

Anti-Takeover Effects of Provisions of Nevada State Law

We may be, or in the future we may become, subject to Nevada’s control share laws. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada, including through an affiliated corporation. This control share law may have the effect of discouraging corporate takeovers. As of May 1, 2025, we have less than 100 stockholders of record who are residents of Nevada.

The control share law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares that would be sufficient, but for the operation of the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more. The ability to exercise this voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that an acquiring person, and those acting in association with that person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell the shares to others. If the buyer or buyers of those shares themselves do not acquire a controlling interest, the shares are not governed by the control share law.

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If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, a stockholder of record, other than the acquiring person, who did not vote in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada publicly traded corporations and “interested stockholders” for two years after the interested stockholder first becomes an interested stockholder, unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an interested stockholder is any person who is: (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the previous two years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the corporation. The definition of “business combination” contained in the statute is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Articles of Incorporation and Bylaws

Provisions of our articles of incorporation, as amended, and second amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our articles of incorporation and bylaws:

●	permit our Board to issue up to 50,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as our Board may designate, including the right to approve an acquisition or other change in control;

●	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the whole Board;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by (i) the Chairman of the Board, (ii) the Chief Executive Officer or (iii) a resolution adopted by a majority of the whole Board;

●	provide that stockholders may alter, amend or repeal any section of our bylaws by an affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) of the outstanding voting power, voting together as a single class; and

●	provide advance notice provisions with which a stockholder who wishes to nominate a director or propose other business to be considered at a stockholder meeting must comply.

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DESCRIPTION OF WARRANTS

We may offer warrants for the purchase of common stock, preferred stock or other securities in one or more series. We may issue warrants independently or together with any other securities offered by the means of this prospectus, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the title of such warrants;

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	U.S. federal income tax considerations applicable to the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

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●	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the series of warrants being offered.

Before exercising their warrants, holders of warrants may not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., New York City time, on the expiration date that we set forth in the applicable prospectus supplement. After 5:00 P.M., New York City time, on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will, if required by the terms of the warrant, issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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DESCRIPTION OF UNITS

We may issue units comprised of any combination of one or more of the other securities described in this prospectus or any prospectus supplement in any combination in one or more series. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

We may enter into one or more unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

We will describe in the applicable prospectus supplement the terms of the series of units, including

●	the designation and the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	the price or prices at which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	U.S. federal income tax considerations applicable to the units; and

●	whether the units will be issued in fully registered or global form.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the unit agreement relating to the series of units being offered.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through negotiated sales, a specific bidding or auction process, a rights offering or otherwise;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	in a rights offering;

●	as a dividend or distribution to our existing stockholders or other security holders;

●	through a combination of any such methods of sale; or

●	through any other methods permitted by applicable law and described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	the public offering price;

●	any over-allotment options under which underwriters may purchase additional securities from us;

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●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any commissions paid to agents;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

Underwriters, Agents and Dealers

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement or free writing prospectus. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement or free writing prospectus, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement or free writing prospectus. The terms of any over-allotment option will be set forth in the prospectus supplement or free writing prospectus for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement or free writing prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement or free writing prospectus.

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In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on the NASDAQ. Any underwriters who are qualified market makers to whom securities are sold by us for public offering and sale may make a market in the securities in accordance with Rule 103 of Regulation M, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the years ended April 30, 2024 and 2023, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The estimates of our mineral reserves and mineral resources as of January 6, 2025, with respect to the CK Gold Project incorporated by reference in this prospectus have been included in reliance upon a technical report summary prepared by AKF Mining Services Inc., Drift Geo LLC, John Wells, Samuel Engineering, Inc., Tierra Group International, Ltd., and the Company.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. You may review and copy any of the reports or proxy statements that we file with the SEC at that site.

We make available free of charge on or through our website at www.usgoldcorp.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.usgoldcorp.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on July 29, 2024 and August 28, 2024, respectively;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2024, October 31, 2024 and January 31, 2025, filed with the SEC on September 16, 2024, December 16, 2024 and March 17, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on December 4, 2024, February 11, 2025 and February 14, 2025 (excluding information furnished pursuant to Items 2.02 and 7.01); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000, as amended and supplemented by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended April 30, 2021, filed with the SEC on July 29, 2021, including any amendment or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

U.S. Gold Corp.

Attention: Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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U.S. Gold Corp.

$150,000,000

Common Stock

Preferred Stock

Warrants

Units

PROSPECTUS

          , 2025

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 2, 2025

Prospectus

Up to 2,416,220 Shares of Common Stock Underlying Previously Issued Warrants

Pursuant to this prospectus, we are offering to the holders of the following previously issued and outstanding warrants up to 2,416,220 shares of our common stock, par value $0.001 per share, that are issuable upon the exercise of such warrants (the “Warrant Shares”):

(i)	warrants to purchase up to 192,370 shares of our common stock at an exercise price of $8.00 per share, which were originally issued by us on February 16, 2022, pursuant to a prospectus dated February 25, 2021, and a related prospectus supplement dated February 14, 2022, which became exercisable on February 16, 2022, and will expire on February 16, 2027 (the “February 2022 Warrants”);

(ii)	warrants to purchase up to 625,000 shares of our common stock at an exercise price of $6.16 per share (as amended on April 10, 2023), which were originally issued by us on March 18, 2022, pursuant to a prospectus dated February 25, 2021, and a related prospectus supplement dated March 15, 2022, which became exercisable on September 18, 2022, and will expire on October 10, 2028 (as amended on April 10, 2023) (the “March 2022 Warrants”);

(iii)	warrants to purchase up to 870,000 shares of our common stock at an exercise price of $6.16 per share, which were originally issued by us on April 10, 2023, pursuant to a prospectus dated May 12, 2022, and a related prospectus supplement dated April 4, 2023, which became exercisable on October 10, 2023, and will expire on October 10, 2028 (the “April 2023 Warrants”); and

(iv)	warrants to purchase up to 728,850 shares of our common stock at an exercise price of $9.50 per share, which were originally issued by us on November 27, 2024, pursuant to a prospectus dated May 12, 2022, and a related prospectus supplement dated November 27, 2024, which become exercisable on May 27, 2025, and will expire on November 27, 2027 (the “November 2024 Warrants,” and together with the February 2022 Warrants, the March 2022 Warrants and the April 2023 Warrants, collectively, the “Warrants”).

The Warrant Shares described in clauses (i) and (ii) above were previously registered pursuant to the registration statement on Form S-3 (File No. 333-253165), which was declared effective on February 25, 2021, and was superseded by the registration statement on Form S-3 (File No. 333-262415), which became effective on May 12, 2022 (the “2022 Registration Statement”), but these warrant shares were not registered under the 2022 Registration Statement. The Warrant Shares described in clauses (iii) and (iv) above were previously registered pursuant to the 2022 Registration Statement.

Our common stock is listed on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “USAU.” On May 1, 2025, the last reported sale price for our common stock as reported on the Nasdaq was $10.24 per share.

As of April 25, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $116.1 million, based on 12,692,784 shares of outstanding common stock, of which 12,043,170 shares were held by non-affiliates, and a per share price of $9.64 based on the closing price of our common stock on April 25, 2025.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2025.

TABLE OF CONTENTS

PROSPECTUS

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we are filing with the Securities and Exchange Commission (the “SEC”). This prospectus describes the specific details regarding this offering, including the exercise prices of the Warrants, the amount of our common stock to be issued upon exercise of the Warrants, and other items.

This prospectus describes the specific terms of this offering and adds to, and updates information contained in the documents incorporated by reference herein. To the extent there is a conflict between the information contained in this prospectus and the information contained in the documents incorporated by reference herein filed prior to the date of this prospectus, you should rely on the information in this prospectus; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus, including any information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents. This prospectus includes important information about us, our common stock and other information you should know before investing. This prospectus also adds, updates, and changes certain of the information contained in the prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. You should read this prospectus as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our common stock.

The distribution of this prospectus or any free writing prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus or any free writing prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Purchasers are advised that the common stock offered by this prospectus have not been and will not be registered for sale to the public in any jurisdiction other than the United States where registration for such purpose is required. Any purchaser of the common stock offered by this prospectus that is located outside of the United States is responsible for complying with all applicable laws and regulations in effect in any applicable jurisdiction. Any purchaser of the common stock offered by this prospectus will be deemed to have agreed that it has or will comply with all such applicable laws and regulations in connection with such sales.

Unless the context requires otherwise, references in this prospectus to “the Company,” “we,” “us” and “our” refer to U.S. Gold Corp. and its consolidated subsidiaries as a combined entity.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference herein. You should pay special attention to the information under “Risk Factors” beginning on page 5 of this prospectus.

Overview of the Company

U.S. Gold Corp. and its subsidiaries are engaged in the gold mining industry. We are a U.S.-focused gold exploration and development company. While we are an exploration and development company that owns certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone Project in Nevada and the Challis Gold Project in Idaho, most of our recent activity has focused on moving the CK Gold Project along the development pathway.

The Company’s CK Gold Project’s property contains proven and probable mineral reserves and accordingly is classified as a development stage property, as defined in subpart 1300 of Regulation S-K (“S-K 1300”) promulgated by the SEC. None of the Company’s other properties contain proven and probable mineral reserves and all activities are exploratory in nature. We do not currently have any revenue-producing activities.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number at that address is (800) 557-4550. Our web site address is www.usgoldcorp.com. Information on our website is not incorporated in this prospectus and is not part of this prospectus, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation, was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

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THE OFFERING

Common stock offered by us	Up to 2,416,220 shares of our common stock issuable upon exercise of the following Warrants: (i) warrants to purchase up to 192,370 shares of our common stock with an exercise price of $8.00 per share originally issued by us on February 16, 2022, which became exercisable on February 16, 2022, and will expire on February 16, 2027; (ii) warrants to purchase up to 625,000 shares of our common stock with an exercise price of $6.16 per share (as amended on April 10, 2023) originally issued by us on March 18, 2022, which became exercisable on September 18, 2022, and will expire on October 10, 2028 (as amended on April 10, 2023); (iii) warrants to purchase up to 870,000 shares of our common stock with an exercise price of $6.16 per share originally issued by us on April 10, 2023, which became exercisable on October 10, 2023, and will expire on October 10, 2028 and (iv) warrants to purchase up to 728,850 shares of our common stock with an exercise price of $9.50 per share originally issued by us on November 27, 2024, which become exercisable on May 27, 2025, and will expire on November 27, 2027.

Common stock to be outstanding immediately following this offering (1)	As of May 1, 2025, we had 12,692,784 shares of common stock outstanding. Following this offering, we will have 15,109,004 shares of common stock outstanding (assuming the issuance of 2,416,220 shares of common stock upon the exercise in full of the Warrants by means of cash exercises).

Use of proceeds	We expect to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page 6.

Dividend policy	We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

Risk factors	Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section beginning on page 5 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our common stock.

Nasdaq symbol	USAU

Transfer agent	Equity Stock Transfer LLC

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 12,692,784 shares of our common stock outstanding as of May 1, 2025, and excludes, as of such date:

●	382,127 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $6.59 per share;

●	4,059,262 shares of common stock issuable upon exercise of outstanding common stock purchase warrants, including the Warrants, with a weighted average exercise price of $6.72 per share; and

●	up to 1,330,776 shares of common stock reserved for future issuance under our equity incentive plans, not inclusive of shares of common stock issuable upon the conversion of 586,461 outstanding restricted stock units that have not yet vested and deferred stock units.

Except as otherwise indicated, the information in this prospectus assumes no exercise or conversion of the options, warrants or restricted stock units described above.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	deviations from the projections set forth in the prefeasibility study for the CK Gold Project due to unanticipated variations in grade, unexpected challenges with potential mining of the deposit, volatility in commodity prices, variations in expected recoveries, increases in projected operating or capital costs, or delays in our permitting plans;

●	mining exploration and development risks, including risks related to regulatory approvals, operational hazards and accidents, equipment breakdowns, contractor disputes, contractual disputes related to exploration properties and other unanticipated difficulties;

●	the strength of the world economies;

●	competition in the gold and precious minerals mining industries;

●	fluctuations in interest rates and inflation rates;

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	future adverse legislation regarding the mining industry and climate change;

●	the impact of geopolitical events and other uncertainties, such as the conflicts in Ukraine and the Middle East;

●	current and future political and economic factors in the United States and China and the relationship between the two countries;

●	our ability to maintain compliance with Nasdaq listing standards;

●	volatility in the market price of our common stock;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our ability to raise the necessary capital required to continue our business on terms acceptable to us or at all;

●	our expected cash needs and the availability and plans with respect to future financing;

●	our ability to maintain the adequacy of internal control over financial reporting;

●	adverse technological changes and cybersecurity threats;

●	our ability to retain key management and mining personnel necessary to operate and grow our business successfully; and

●	other factors detailed in the section entitled “Risk Factors” in any post-effective amendment or prospectus supplement hereto, our Annual Report on Form 10-K for the year ended April 30, 2024 and from time to time in other periodic reports we file with the SEC or in other documents that we publicly disseminate.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this prospectus as well as the risk factors included in the documents incorporated herein by reference. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise. We qualify all forward-looking statements by these cautionary statements.

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RISK FACTORS

Investing in the common stock involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus and the documents incorporated by reference herein before investing in the common stock. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and the subsequent quarterly reports on Form 10-Q and other reports that we file with the SEC which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the following risks actually occurs, our business could be harmed. The risks and uncertainties described below are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also adversely affect our business, financial condition, cash flows, prospects and the price of our common stock. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risk Factors Related to our Business

Global and regional political and economic conditions could adversely impact the Company’s business.

Political and economic shifts, both domestic and international, may create uncertainty and pose risks to the Company’s operations. Policies related to populism, protectionism, economic nationalism, and attitudes toward multinational corporations could result in regulatory changes, trade barriers, or investment restrictions. Additionally, international trade disputes-including tariffs, counter-tariffs, export controls, sanctions, and currency regulations-may increase costs and disrupt supply chain, operating model, and customer relationships.

Further, market volatility, driven by shifts in U.S. and foreign trade policies, fluctuating interest rates, or currency controls may affect gold prices, capital availability, and investor confidence. Even the perception of these risks could lead to reduced investment, higher production costs, and operational challenges. If such trends continue, they may have a material adverse effect on the business and financial performance.

Risk Factors Related to this Offering and our Common Stock

If you purchase shares in this offering by exercising your Warrants, you will suffer immediate dilution of your investment.

The exercise prices of the Warrants are substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares in this offering by exercising your Warrants, you will pay an effective price per share of common stock you acquire that substantially exceeds net tangible book value per share. Assuming no other Warrants are exercised in this offering, if you exercise: (i) a February 2022 Warrant to purchase a share of our common stock in this offering, you will experience immediate dilution of approximately $5.56 per share; (ii) a March 2022 Warrant to purchase a share of our common stock in this offering, you will experience immediate dilution of approximately $3.72 per share; (iii) an April 2023 Warrant to purchase a share of our common stock in this offering, you will experience immediate dilution of approximately $3.72 per share and (iv) a November 2024 Warrant to purchase a share of our common stock in this offering, you will experience immediate dilution of approximately $7.06 per share. Each of the dilution figures provided above represents the difference between our net tangible book value per share as of January 31, 2025, after giving effect the exercise price of the corresponding Warrants. Furthermore, if any of our outstanding options or warrants are exercised at prices below the offering price, or if we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Resales of our common stock in the public market may cause the trading price of the stock to fall.

Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. This offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market, the trading price of our common stock could fall.

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USE OF PROCEEDS

We will not receive any proceeds in connection with this offering from the sale of common stock issuable under exercise of the Warrants, unless and until such Warrants are exercised for cash. If all of the (i) February 2022 Warrants were to be exercised in cash at the exercise price of $8.00 per share of common stock; (ii) March 2022 Warrants were to be exercised in cash at the exercise price of $6.16 per share of common stock; (iii) April 2023 Warrants were to be exercised in cash at the exercise price of $6.16 per share of common stock and (iv) November 2024 Warrants were to be exercised in cash at the exercise price of $9.50 per share of common stock, we would receive aggregate gross proceeds of approximately $17.7 million. We cannot predict when or if these Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. The net proceeds from the sale of the common stock offered by this prospectus will be used for working capital and general corporate purposes. Pending application of the net proceeds as described above, we intend to invest the net proceeds to us from this offering in a variety of capital preservation investments, including short-term, investment-grade and interest-bearing instruments.

Depending on opportunities, economic conditions and the results of the activities described above, we may use a portion of the proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time.

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DIVIDEND POLICY

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

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DILUTION

Our net tangible book value as of January 31, 2025, was approximately $17,467,212, or $1.41 per share of our common stock, based on 12,348,116 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding.

Our pro forma net tangible book value as of January 31, 2025, was approximately $19,219,060, or $1.51 per share, after giving effect to the issuance of an aggregate of 344,668 shares of our common stock upon the exercise of outstanding warrants between February and April 2025 for aggregate cash proceeds of $1,751,848.

After giving further effect to the assumed full cash exercise of all 2,416,220 warrants covered by this prospectus, which would result in aggregate proceeds of approximately $17,672,235, our pro forma as adjusted net tangible book value as of January 31, 2025, would have been approximately $36,891,296, or $2.44 per share of common stock, based on 15,109,004 shares outstanding. This represents an immediate increase in net tangible book value of $0.93 per share to existing stockholders and an immediate dilution in net tangible book value of between $3.72 and $7.06 per share to investors exercising warrants, depending on the applicable exercise price.

The following table illustrates this dilution on a per share basis for each tranche of warrants:

Warrant Tranche	Shares Underlying Warrants	Warrant Exercise Price Per Share	Pro Forma as Adjusted Net Tangible Book Value Per Share	Dilution Per Share
February 2022 Warrants	192,370	$8.00	$2.44	$5.56
March 2022 Warrants	625,000	$6.16	$2.44	$3.72
April 2023 Warrants	870,000	$6.16	$2.44	$3.72
November 2024 Warrants	728,850	$9.50	$2.44	$7.06

In addition, if previously issued options or warrants to acquire common stock are exercised at prices below the exercise price of your Warrants, you will experience further dilution.

The number of shares of common stock outstanding as of January 31, 2025, was 12,348,116, which excludes, as of such date:

●	486,480 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $6.81 per share;

●	4,788,112 shares of common stock issuable upon exercise of outstanding common stock purchase warrants, including the Warrants, with a weighted average exercise price of $7.14 per share; and

●	up to 1,330,776 shares of common stock reserved for future issuance under our equity incentive plans, not inclusive of shares of common stock issuable upon the conversion of 586,461 outstanding restricted stock units that have not yet vested and deferred stock units.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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DESCRIPTION OF COMMON STOCK

We are registering the offering of up to 2,416,220 shares of our common stock upon exercise of the Warrants.

Authorized Capital Stock

We have authorized 200,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share. As of May 1, 2025, there were 12,692,784 shares of our common stock issued and outstanding, and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and there are no cumulative rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the Board out of funds legally available for that purpose. We do not anticipate paying any cash dividends on our common stock in the foreseeable future but intend to retain our capital resources for reinvestment in our business. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus will be fully paid and nonassessable upon issuance. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted

The transfer agent and registrar for our common stock is Equity Stock Transfer. Its address is 237 West 37th Street, Suite 601, New York, New York 10018. Our common stock is listed on Nasdaq under the symbol “USAU.”

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PLAN OF DISTRIBUTION

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the Warrants described herein. In order for holders to exercise the Warrants, the shares issuable upon exercise must either be registered under the Securities Act or qualify for an exemption from registration. If a registration statement covering the issuance of the shares of common stock underlying the Warrants is not effective or otherwise available, a holder may, depending on the terms of their Warrant, elect to exercise the Warrant through a cashless exercise. In that case, the holder would receive the net number of shares of common stock determined in accordance with the formula set forth in the Warrant. No fractional shares of common stock will be issued upon exercise of the Warrants. In lieu of any fractional shares, we shall, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Warrant or round up to the next whole share.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations of the purchase, ownership, and disposition of our common stock. This summary does not describe all of the potential tax considerations that may be relevant in light of a prospective investor’s particular circumstances. For example, it does not address special classes of holders of our common stock, such as banks, thrifts, real estate investment trusts, regulated investment companies, passive foreign investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. This summary is limited to investors that acquire our common stock in this offering upon exercise of the Warrants and hold such common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment purposes). Further, it does not include any description of any alternative minimum tax consequences, estate, gift, or generation-skipping tax consequences, or consequences under the tax laws of any state or local jurisdiction or of any foreign jurisdiction that may be applicable to holders of shares of our common stock. This summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, and administrative and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the descriptions of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our common stock.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of our common stock that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not a U.S. Holder.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such partner (or owner). Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the purchase, ownership, and disposition of our common stock.

WE URGE ALL PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Taxation of U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of the shares of common stock purchased in this offering.

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Dividends and Other Distributions on Shares of Common Stock

Distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such shares of our common stock, and any remaining excess will be treated as capital gain from a sale or exchange of shares of our common stock, subject to the tax treatment described below in “—Sale, Exchange or Other Disposition of Shares of our Common Stock.”

Dividends received by a corporate U.S. Holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains.

Sale, Exchange or Other Disposition of Shares of Our Common Stock

Upon the sale, exchange or other disposition of shares of our common stock, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized upon such event and the U.S. Holder’s adjusted tax basis in such shares of common stock. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares exceeds one year, and will otherwise be short-term capital gain or loss.

Generally, a U.S. Holder will have an initial tax basis in our common stock received upon the exercise of a Warrant equal to the U.S. Holder’s tax basis in the Warrant, plus the exercise price of the Warrant, and the holding period for our common stock acquired pursuant to the exercise of a Warrant will begin on the date following the date of exercise and will not include the period during which the U.S. Holder held the Warrant.

Tax Rates Applicable to Ordinary Income and Capital Gains

Ordinary income and short-term capital gains of non-corporate U.S. Holders are generally taxable at rates of up to 37%. Long-term capital gains of non-corporate U.S. Holders are subject to a maximum rate of 20%. See “—Surtax on Net Investment Income,” below, regarding the applicability of a 3.8% surtax to certain investment income.

Surtax on Net Investment Income

Individuals, estates and trusts will be required to pay a 3.8% Medicare surtax on “net investment income” (in the case of an individual) or “undistributed net investment income” (in the case of a trust or estate) in excess of a certain threshold amount. Net investment income includes, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). Net investment income is reduced by deductions that are properly allocable to such income. U.S. Holders should consult their own tax advisors regarding the application, if any, of this tax on their ownership and disposition of our common stock.

Taxation of Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders of the ownership and disposition of the shares of common stock purchased in this offering.

Distributions

Distributions on shares of our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in such shares of our common stock, and any remaining excess will be treated as gain realized from the sale or exchange of the shares of our common stock, the treatment of which is described below under the section entitled “—Sale, Exchange or Other Disposition of Shares of Common Stock.”

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Subject to the discussion below under “Foreign Accounts,” dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at the rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. If a dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty requires, is also attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder), the dividend will not be subject to any withholding tax, provided certain certification requirements are satisfied (as described below), and subject to the discussion below under “Foreign Accounts.” Instead, such dividends will be subject to U.S. federal income tax imposed on net income on the same basis that applies to U.S. persons generally. A corporate Non-U.S. Holder under certain circumstances also may be subject to an additional branch profits tax equal to 30%, or such lower rate as may be specified by an applicable income tax treaty, on a portion of its effectively connected earnings and profits for the taxable year.

To claim the benefit of a tax treaty or to claim exemption from withholding on the grounds that income is effectively connected with the conduct of a trade or business in the United States, a Non-U.S. Holder must provide a properly executed form, generally on IRS Form W-8BEN for treaty benefits or Form W-8ECI for effectively connected income, or such successor forms as the IRS designates, prior to the payment of dividends.

These forms must be periodically updated. Non-U.S. Holders generally may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Non-U.S. Holders should consult their own tax advisors regarding the potential applicability of any income tax treaty in their particular circumstances.

Sale, Exchange or Other Disposition of Shares of Common Stock

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—Foreign Accounts,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax on the sale, exchange or other disposition of shares of our common stock purchased in this offering unless:

●	the gain is effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an applicable tax treaty requires, is also attributable to a U.S. “permanent establishment” maintained by such Non-U.S. Holder),

●	in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 or more days (as calculated for U.S. federal income tax purposes) during the taxable year of the disposition, and certain other conditions are satisfied, or

●	we are or have been a “United States real property holding corporation,” or “USRPHC,” as defined for U.S. federal income tax purposes, at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the Non-U.S. Holder’s holding period for its shares of our common stock.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates in the same manner as gain is taxable to U.S. Holders, unless an applicable income tax treaty provides otherwise. If such Non-U.S. Holder is a foreign corporation, such gain may also be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (or at a reduced rate under an applicable income tax treaty) on any gain recognized on the sale, exchange or other disposition of our common stock, which may be offset by certain U.S.-source capital losses (even though such individual is not considered a resident of the United States).

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With respect to the third bullet point above, a U.S. corporation is generally a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the fair market value of its real property and trade or business assets. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC. However, so long as our common stock is regularly traded on an established securities market, under applicable U.S. Treasury regulations, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of shares of our common stock, unless the Non-U.S. Holder has owned, directly or by attribution, more than 5% of our common stock during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for the shares of our common stock (a “greater than 5% stockholder”). If our common stock ceases to be regularly traded on an established securities market, all Non-U.S. Holders would be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock, and a purchaser may be required to withhold and remit to the IRS 15% of the purchase price, unless an exception applies.

Information Reporting and Backup Withholding Tax

We and other withholding agents must report annually to the IRS the amount of dividends or other distributions paid to Non-U.S. Holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides, under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will not be subject to backup withholding (the current rate of which is 24%) on reportable payments the Non-U.S. Holder receives on shares of our common stock if the Non-U.S. Holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of its status as a non-U.S. person.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a Non-U.S. Holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report to the IRS the amount of proceeds paid to the Non-U.S. Holder and to backup withhold on that amount unless the Non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder’s status as a non-U.S. person or other exempt status.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally may be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) generally impose a 30% withholding tax on “withholdable payments,” which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock, recently proposed Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, eliminate this requirement. Prospective investors should consult their own tax advisors with respect to the potential tax consequences of FATCA.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR’S PARTICULAR SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF ANY CHANGES THEREIN.

14

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Davis Graham & Stubbs LLP, Denver, Colorado.

15

EXPERTS

The consolidated financial statements of U.S. Gold Corp. and subsidiaries as of and for the years ended April 30, 2024 and 2023, incorporated herein by reference (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The estimates of our mineral reserves and mineral resources as of January 6, 2025, with respect to the CK Gold Project incorporated by reference in this prospectus have been included in reliance upon a technical report summary prepared by AKF Mining Services Inc., Drift Geo LLC, John Wells, Samuel Engineering, Inc., Tierra Group International, Ltd., and the Company.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. You may review and copy any of the reports or proxy statements that we file with the SEC at that site.

We make available free of charge on or through our website at www.usgoldcorp.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of our common stock. The registration statement, including the attached exhibits, contains additional relevant information about us and our common stock. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov.

Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.usgoldcorp.com and are made as soon as reasonably practicable after such material is filed with or furnished to the SEC.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2024 and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, filed with the SEC on July 29, 2024 and August 28, 2024, respectively;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2024, October 31, 2024 and January 31, 2025, filed with the SEC on September 16, 2024, December 16, 2024 and March 17, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on December 4, 2024, February 11, 2025 and February 14, 2025 (excluding information furnished pursuant to Items 2.02 and 7.01); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 27, 2000, as amended and supplemented by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended April 30, 2021, filed with the SEC on July 29, 2021, including any amendment or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act, after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

U.S. Gold Corp.

Attention: Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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U.S. Gold Corp.

Up to 2,416,220 Shares of Common Stock Underlying Previously Issued Warrants

PROSPECTUS

        , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The fees and expenses payable by us in connection with this registration statement are estimated as follows:

SEC Registration Fee	$14,147.23
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	25,000.00
Printing Fees and Expenses	2,500.00
Total	$46,647.23

Item 15.	Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The articles of incorporation, as amended, and the second amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Item 16. Exhibits

The following exhibits are filed with this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

2.1	Articles of Merger as filed with the Nevada Secretary of State on May 23, 2017. Incorporated by reference from Exhibit 3.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on May 26, 2017.

3.1	Articles of Incorporation dated December 30, 2015 filed with the Secretary of State of the State of Nevada. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 8, 2016.

3.2	Certificate of Amendment to Articles of Incorporation dated July 6, 2016. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 8, 2016.

3.3	Certificate of Amendment to Articles of Incorporation dated May 2, 2017. Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on May 5, 2017.

3.4	Certificate of Amendment to Articles of Incorporation dated March 17, 2020. Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on March 19, 2020.

3.5	Amended and Restated Bylaws dated February 19, 2016. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 23, 2016.

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock dated December 30, 2015. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 8, 2016.

4.2	Certificate of Designations, Preferences and Rights of 0% Series B Convertible Preferred Stock dated January 21, 2016. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 21, 2016.

4.3	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series D Convertible Preferred Stock dated August 3, 2016. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 5, 2016.

4.4	Certificate of Designations, Preferences and Rights of the Company’s 0% Series C Convertible Preferred Stock dated May 2017. Incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on May 26, 2017.

4.5	Certificate of Designations, Rights, Powers, Preferences, Privileges and Restrictions of the Company’s 0% Series F Convertible Preferred Stock dated June 19, 2019. Incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019.

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Exhibit No.	Description

4.6	Certificate of Designation of 0% Series G Convertible Preferred Stock dated March 2020. Incorporated by reference from Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-8266, on March 30, 2020.

4.7	Certificate of Designations of Series H Convertible Preferred Stock dated August 10, 2020. Incorporated by reference from Exhibit 3.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 13, 2020.

4.8	Certificate of Designations of Series I Convertible Preferred Stock dated August 10, 2020. Incorporated by reference from Exhibit 3.2 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 13, 2020.

4.9*	Certificate of Designation of Preferred Stock.

4.10	Form of Common Stock Purchase Warrant dated January 2021. Incorporated by reference from Exhibit 4.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 28, 2021.

4.11	Form of Common Stock Purchase Warrant dated February 16, 2022. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 18, 2022.

4.12	Form of Common Stock Purchase Warrant dated March 18, 2022. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on March 21, 2022.

4.13	Form of Common Stock Purchase Warrant April 10, 2023. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 10, 2023.

4.14	Amendment No. 1 to Warrants dated April 10, 2023. Incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 10, 2023.

4.15	Form of Common Stock Purchase Warrant dated April 2024. Incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 19, 2024.

4.16*	Form of Warrant Agreement and Warrant Certificate.

4.17*	Form of Unit Agreement.

5.1**	Opinion of Davis Graham & Stubbs LLP.

5.2**	Opinion of Davis Graham & Stubbs LLP.

23.1**	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

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Exhibit No.	Description

23.3**	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.2).

23.4**	Consent of AKF Mining Services Inc.

23.5**	Consent of Drift Geo LLC.

23.6**	Consent of John Wells.

23.7**	Consent of Samuel Engineering, Inc.

23.8**	Consent of Tierra Group International, Ltd.

23.9**	Consent of Company QP (Kevin Francis).

24.1**	Power of Attorney (included in the signature page).

96.1	Technical Report Summary. Incorporated by reference from Exhibit 96.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 14, 2025.

107**	Filing Fee Table.

*	To be filed as an exhibit to a Current Report of the registrant on Form 8-K or other document to be incorporated herein by reference.

**	Filed herewith.

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

	(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

	(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

	(iii)	each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That, if the undersigned registrant use this registration statement to offer securities to their existing security holders upon the exercise of warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, then the undersigned registrant will supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elko, State of Nevada, on May 2, 2025.

U.S. GOLD CORP.

By:	/s/ George Bee
Name:	George Bee
Title:	Chief Executive Officer and President

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POWER OF ATTORNEY

Each person whose signature appears below hereby appoints George Bee, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Bee	Chief Executive Officer, President and	May 2, 2025
George Bee	Director (principal executive officer)

/s/ Eric Alexander	Chief Financial Officer (principal	May 2, 2025
Eric Alexander	financial and accounting officer)

/s/ Luke Norman	Director and Chairman	May 2, 2025
Luke Norman

/s/ Johanna Fipke	Director	May 2, 2025
Johanna Fipke

/s/ Robert W. Schafer	Director	May 2, 2025
Robert W. Schafer

/s/ Michael Waldkirch	Director	May 2, 2025
Michael Waldkirch

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